UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2006

PartnerRe Ltd.

(Exact Name of Registrant

as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-2253	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)    On September 7, 2006, the Board of Directors of PartnerRe Ltd. (the “Company”) appointed Mr. Lucio Stanca to fill a vacancy on the Board, effective September 7, 2006. Mr. Lucio Stanca will also serve as a member of the Board’s Nominating & Governance Committee and the Finance & Risk Management Committee. Mr. Stanca will hold office until the annual general meeting of shareholders in the year 2007 or until his respective successor has been duly elected.

Item 7.01. Regulation FD Disclosure.

On September 7, 2006, the Company issued a press release announcing the appointment of Mr. Lucio Stanca to fill a vacancy on the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1. Text of Press Release of PartnerRe Ltd., dated September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	September 8, 2006	By:	/s/ Amanda Sodergren
			Name:	Amanda Sodergren
			Title:	Director of Group Legal